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                                                                      EXHIBIT 11

                           ADOBE SYSTEMS INCORPORATED
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                                                        YEARS ENDED
                                                                          ---------------------------------------
                                                                          DECEMBER 1   NOVEMBER 25   NOVEMBER 26
                                                                             1995          1994          1993
                                                                          -----------  ------------  ------------
Net income..............................................................   $  93,485    $   15,337    $   42,007
                                                                          -----------  ------------  ------------
                                                                          -----------  ------------  ------------
Primary shares outstanding:
  Weighted average shares outstanding during the year...................      71,456        67,755        65,756
  Common stock equivalent shares........................................       2,797         2,414         2,496
                                                                          -----------  ------------  ------------
                                                                              74,253        70,169        68,252
                                                                          -----------  ------------  ------------
                                                                          -----------  ------------  ------------
Fully diluted shares outstanding:
  Weighted average shares outstanding during the year...................      71,456        67,755        65,756
  Common stock equivalent shares........................................       2,958         2,613         2,540
                                                                          -----------  ------------  ------------
                                                                              74,414        70,368        68,296
                                                                          -----------  ------------  ------------
                                                                          -----------  ------------  ------------
Primary net income per common stock and common stock equivalent share...   $    1.26    $     0.22    $     0.62
                                                                          -----------  ------------  ------------
                                                                          -----------  ------------  ------------
Fully diluted net income per common stock and common stock equivalent
 share..................................................................   $    1.26    $     0.22    $     0.62
                                                                          -----------  ------------  ------------
                                                                          -----------  ------------  ------------
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